Exhibit 23.7

M.I.

METALLOGENY, INC.
MINERAL EXPLORATION OF REMOTE REGIONS
P.O. BOX 82811
FAIRBANKS, ALASKA 99708
907-474-0943 (VOICE & FAX)
JEFFKEENER@HOTMAIL.COM

Consent of Expert

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Jeffrey O. Keener, contract geologist and president of Metallogeny, Inc., co-authored the Technical Report "Evaluation of the Chandalar, Alaska Mining Property" dated May 5, 2008 (the "Report"). The Report was produced by myself, James Barker, and Robert B. Murray for Goldrich Mining Company (the "Company").

I hereby consent to the filing of the Report with the Registration Statement of the Company on Form S-1 filed on or around February 3, 2009 (the "Registration Statement"), and to the use of and references to the subject matter of the Report contained therein. I also consent to the use of my name in the Registration Statement as co-author of the Report.

Dated: February 3, 2009

J. O. Keener

Jeffrey O. Keener
President, Metallogeny, Inc.
B.S. AIPG MEM-0777
AKBL. #736808